BDO Seidman, LLP
720 Olive Street, Suite 2300
St. Louis, Missouri  63101-2387


Consent of Independent
Certified Public Accountants

The Source Company
St. Louis, Missouri

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated May 10, 1996 relating to the consolidated financial statements of The Source Company appearing in the Company's Annual Report on Form 10-KSB for the year ended January 31, 1996.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


                                        /s/  BDO Seidman, LLP

St. Louis, Missouri
November 8, 1996